Exhibit 10.13

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Certificate of Accuracy

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Job Number: **20060131**

Job Name: **Wachtell, Lipton, Rosen & Katz**

Job Description: **CONTRATO DE SOPORTE DE ACCIONISTA No.1582 1/10/07**

Language from: **Spanish** into: **English**

Date: January 10, 2007

Paul Martinez
Project Coordinator

STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me this date of January 10, 2007

Notary Public

ALBERT CASTRO
Notary Public, State of New York
No. 01CA6067878
Qualified in Kings County
Commission Expires 12-17-2009

A Member of the International Family of Bowne Companies

In Madrid, December 21, 2006

SHAREHOLDER SUPPORT AGREEMENT RELATED TO
THE FINANCE AGREEMENT

BY AND BETWEEN

ACCIONA, S.A. As Shareholder

FINANZAS DOS, S.A. As Borrower and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. THE ROYAL BANK OF SCOTLAND, PLC BNP PARIBAS SPAIN BRANCH	BANCO SANTANDER CENTRAL HISPANO, S.A. NATEXIS BANQUES POPULAIRES, SPAIN BRANCH CALYON, SPAIN BRANCH

As Lending Institutions and

BANCO SANTANDER CENTRAL HISPANO, S.A.

As Agent

1

SHAREHOLDER SUPPORT AGREEMENT

In Madrid, December 21, 2006

GATHERED TOGETHER

THE PARTIES: The party of the first part,

  Mr. Juan Gallardo Cruces, of legal age, with National Identification Document No. 691.950-H, and Mr. José Ángel Tejero Santos, of legal age, with National Identification Document No. 52.570.589-H, for and on behalf of FINANZAS DOS, S.A. (hereinafter, the “Borrower”), domiciled in Madrid at Calle Juan de Mena, No. 8, and Taxpayer Identification No. A-80062755, duly empowered to execute this agreement by virtue of the power granted, before the Madrid Notary, Mr. Manuel Rodríguez Marín, on December 20, 2006, under No. 4,000 in the order of his protocol.

The party of the second part,

  Mr. Valentín Francisco Montoya Moya, of legal age, with National Identification Document No. 50.539.787-R and Mr. Juan Gallardo Cruces, of legal age, with National Identification Document No. 691.950-H, for and on behalf of ACCIONA, S.A. (hereinafter, “ACCIONA” or the “Shareholder”), domiciled in Alcobendas (Madrid) at Avenida de Europa, No. 18 and Taxpayer Identification No. A-08001851, duly empowered to execute this agreement by virtue of the power granted, before the Madrid Notary, Mr. Manuel Rodríguez Marín, on October 26, 1998, under No. 2,911 in the order of his protocol.

And, the party of the third part,

  Mr. Manuel Pérez Peral, of legal age, with National Identification Document No. 7.300.295-P, and Mr. Ignacio Domínguez-Adame Bozzano, of legal age, with National Identification Document No. 1.391.826-M, for and on behalf of BANCO SANTANDER CENTRAL HISPANO, S.A. (hereinafter, “SAN”, or the “Agent”), domiciled in Santander at Paseo de Pereda, Nos. 9 to 12 and TaxpayerIdentification No. A-39000013, duly empowered to execute this agreement by virtue of the power granted, before the Notary of the Illustrious Associationof Burgos, Mr. José María de Prada Díez, on March 1, 2002, under number 574 in the order of his protocol.
  Mr. Jose Maria Arana Arbide, of age of majority, with ID No. 15.940.550-D and Mr. Francisco Javier Sierra Sopranis, of age of majority, with ID No. 42.090.468-P, on behalf and in representation of THE ROYAL BANK OF SCOTLAND, PLC (hereinafter “RBS”), with domicile at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland, duly registered in the Commercial Registry of Scotland under number 90312, duly authorized to grant this agreement in virtue of powers of attorney granted, respectively, before the Notary of Madrid

  Mr. Antonio de la Esperanza Rodriguez, on September 19, 2006, under serial number 5,388 of his protocol.
  Mr. José Gefaell Chamochin, of legal age, with National Identification Document No. 36.045.004-W, and Mr. José Serrano-Suñer de Hoyos, of legal age, with National Identification Document No. 7.240.457-B, for and on behalf of BNP PARIBAS Spain Branch (hereinafter, “BNP”), domiciled in Madrid at Calle Ribera del Loira, No. 28 and Taxpayer Identification No. A-0011117-I, duly empowered to execute this agreement by virtue of the powers granted, respectively, before the Madrid Notary, Mr. Miguel Ruiz Gallardón García de la Rasilla, on February 10, 2005, under No. 963 in the order of his protocol and before the same Notary, on July 12, 2006, under number 5,797 in the order of his protocol.

  Mr. Rolando Menor Aguilera, of legal age, with National Identification Document No. 50.820.688-A and Mr. Javier Álvarez-Rendueles Villar, of legal age, with National Identification Document No. 7.230.899-K, for and on behalf of CALYON, Spain Branch (hereinafter, “CALYON”), domiciled in Madrid at Paseo de la Castellana, No. 1 and Taxpayer Identification No. A-0011043-G, duly empowered to execute this agreement by virtue of the powers granted, respectively, before the Madrid Notary, Mr. José Manuel García-Lozano Zulueta, on July 28, 2004, under 951 in the order of his protocol and before the same Notary, on April 18, 2005, under number 359 in the order of his protocol.

  Mr. Fernando Vázquez de la Puerta, of legal age, with National Identification Document No. 401.727-D, and Mr. Juan Gortázar Sánchez-Torres, of legal age, with National Identification Document No. 50.838.339-J, for and on behalf of BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (hereinafter, “BBVA”), domiciled in Bilbao at Plaza de San Nicolás,No. 4 and Taxpayer Identification No. A-48265169, duly empowered to execute thisagreement by virtue of the powers granted, respectively, before the Bilbao Notary, Mr. José María Arriola Arana, on March 17, 2003, under No. 418 in the order of his protocol, and before the Bilbao Notary, Mr. José Ignacio Uranga Otaegui, on June 6, 2000, under number 2,174 in the order of his protocol.
  Mr. José Guardo Galdón, of legal age, with National Identification Document No. 18.965.340-D, for and on behalf of BANCA IMI S.P.A. (hereinafter, “IMI”), domiciled in Milan (Italy), Corso Matteotti street, No. 6, and entered in the Company Registry under No. 01988810154, duly empowered to execute this agreement by virtue of the power granted before the Milan Notary, Ms. Mónica de Paoli, on December 21, 2006, under number [ ] in the order of her protocol.
  Mr. Ricardo Teissiere Carrión, of legal age, with National Identification Document No. 00698785-E and Mr. José Luís Sánchez García, of legal age, with National Identification Document No. 4612737-Z, for and on behalf of NATEXIS BANQUES POPULAIRES, Spain Branch (hereinafter, “NATEXIS”), domiciled at Paseo de Recoletos 7-9 and Taxpayer Identification No. N-0013055I, duly empowered to execute this agreement by virtue of the powers granted, respectively, before the Madrid Notary, Mr. Pablo de la Esperanza Rodríguez, on April 19, 2006, under No. 1,693 in the order of his protocol, and before the Madrid Notary, Mr. Antonio de la Esperanza Rodríguez, on September 20, 2001, under number 4,060 in the order of his protocol.

Hereinafter and without prejudice to anything previously stipulated in this agreement, SAN, RBS, BNP, CALYON, BBVA, IMI, and NATEXIS, shall be collectively referred to as the “Lending Institutions.”

In accordance with the provisions of article 98 of Law 24 of December 27, 2001, the representative powers of the appearing parties are sufficient in the opinion of the authenticating Notary to execute this agreement.

RECITALS

I.	On September 25, 2006, the Borrower, a company wholly owned by ACCIONA, S.A. (hereinafter, “ACCIONA”), acquired 10% of the representative shares of the capital stock of Endesa, S.A., (hereinafter, “ENDESA”) and subsequently up to approximately 20%, that being 211,750,424 shares (hereinafter, “ENDESA Shares”) traded on the stock exchange and represented by account entry in Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. – “IBERCLEAR”) [Securities Registration, Compensation and Settlement Systems Management Company].

II.	The Borrower, acting with the financial backing of ACCIONA, initially financed payment of the described purchase price with charge to a short-term credit line underwritten on September 26, 2006 with Banco Santander Central Hispano, S.A., (hereinafter “SAN” or the “Agent”) in the amount of THREE BILLION FOUR HUNDRED SEVENTY-FIVE MILLION EUROS (€ 3,475,000,000) expiring next February 28, 2007, which was novated on November 15, 2006 (the “Bridge Loan”), and is interested in paying part of the debts from the Bridge Loan by using the financing extended simultaneously to this Agreement by the Lending Institutions and by using the loan described in the following Recital. The Lending Institutions have offered to provide financing to the Borrower against certain guaranties from the latter and from its shareholder ACCIONA.

III.	For the purposes described in the above recital ACCIONA shall enter into a Subordinated Loan Agreement with the Borrower in the amount of ONE BILLION FOUR HUNDRED NINETEEN MILLION FIVE HUNDRED SIXTY-FIVE THOUSAND THREE HUNDRED SEVENTY-EIGHT EURO AND 33 CENTS (€ 1,419,565,378.33), and the execution and payment of said loan is an essential requirement for the availability of the financing.

IV.	In view of the above, the following are executed at the same time as this agreement:

A corporate finance agreement, underwritten by ACCIONA and the Lending Institutions for a maximum amount of TWO BILLION FIVE HUNDRED TWELVE MILLION EIGHT HUNDRED NINETY-FOUR THOUSAND TWO HUNDRED SIXTY-SEVEN EUROS AND NINETY-TWO CENTIMES (€ 2,512,894,267.92) (the “ACCIONA Finance Agreement”).

A loan agreement, underwritten by the Borrower and the Lending Institutions for a maximum amount of FIVE BILLION SIX HUNDRED SEVENTY-EIGHT MILLION

TWO HUNDRED SIXTY-ONE THOUSAND FIVE HUNDRED THIRTEEN EUROS AND THIRTY-TWO CENTIMES (€ 5,678,261,513.32) (the “Finance Agreement”) and,

A surety agreement underwritten by ACCIONA, the Borrower and the Lending Institutions (the “Surety Agreement”).

The Financial Transactions Standard Contracts (as defined in the ACCIONA Finance Agreement.

V.	The Lending Institutions have agreed under the present finance agreement to execute it on the same basis as the commitments undertaken and sureties extended by the Shareholders by virtue of this agreement (hereinafter, the “ACCIONA Support Agreement” or the Agreement”), which shall be governed by the following

STIPULATIONS

ONE.- DEFINITIONS

In this Agreement the terms shall have, both when used in the singular and in the plural, the meaning set forth in the Finance Agreement or any other Financing Document, except when they are expressly given another meaning.

TWO.- OBLIGATIONS TO PROVIDE FUNDS.

The Shareholder assumes on behalf of the Lending Institutions the following obligations to provide funds to the Borrower.

The obligations to provide funds contained in this Stipulation 2 shall end as of the date on which the Borrower surrenders the shares to the Borrower as a result of the surety furnished in favor of the Lending Institutions.

2.1	Obligation to pay the tax credit.

The Shareholder, as the dominant company of the Fiscal Group to which the Borrower belongs, shall pay to the Borrower an amount equal to the tax credits generated by the Borrower that benefit the Fiscal Group (at all times) because of the tax consolidation between the Borrower and the Shareholder.

Tax credit shall be understood to mean an amount equal to the amount actually paid by the Fiscal Group by applying the Borrower’s negative tax base to the current tax rate, according to the annual payment of the Fiscal Group’s Corporate Tax (currently on July 25 of each fiscal year).

For the purposes of this section, reference to: (i) negative tax bases shall be understood as those mentioned in article 25 of Royal Legislative Decree 4 of March 5, 2004, (ii) Fiscal

Group shall be understood as the definition contained in article 67 of Royal Decree Law 4 of March 5, 2004.

The Shareholder shall make these payments until the Finance Agreement is fully paid within five (5) Business Days from the final date of the annual or partial payment of the Corporate Tax for the Fiscal Group.

In the event that an amendment to the regulations affects the calculation of the tax credit, the Shareholder’s obligation under this section shall be understood to be modified under the same terms.

Conversely, the Borrower, as a company belonging to the Shareholder’s Fiscal Group, shall pay the Shareholder an amount equal to the tax debits generated by the Borrower that must be paid by the Shareholder because of the fiscal consolidation between the Borrower and the Shareholder. The stipulations of the above paragraphs shall apply mutatis mutandis to this obligation.

2.2	Nonexistence of Right to Reimbursement

Payment of the amounts committed to under section 2.1 by the Shareholder to the Borrower shall not create on behalf of the former any right to reimbursement in cash or other kind from the Borrower.

Payment of the amounts undertaken under the above section 2.1 by the Borrower to the Shareholder shall not create on behalf of the former any right to reimbursement in cash or other kind from the Shareholder.

2.3	Contribution of Subordinated Debt

2.3.1 Principal Obligation.

Subject to the limits set forth in the above paragraph, the Shareholder undertakes to have available Tranche B of the ACCIONA Finance Agreement in order to provide to the Borrower an amount equal to the amount owed by the Borrower to the Lending Institutions for principal and interest under the Finance Agreement on any date of payment of principal and interest, whether regular or advance, in accordance with the provisions of the Finance Agreement.

In order to ensure fulfillment of this obligation, the Shareholder has irrevocably contracted with the ACCIONA Finance Agreement Agent to make the corresponding arrangements chargeable to Tranche B of said loan in accordance with the stipulations of this Agreement.

The Shareholder’s obligation to provide funds under this section is limited at all times to the amount by which the outstanding principal must be reduced pending payment of the Finance Agreement, in such a way that on the last Measurement Date immediately prior to the principal payment date the DSCR is greater than or equal to 1.15.

Notwithstanding the above, the maximum fund contribution limit for which the Shareholders responsible shall be equal to the amounts available at any time under Tranche B of the ACCIONA Finance Agreement.

The above shall be understood to be without prejudice to the Shareholder’s obligations under the stipulations of section 2.5.2 below.

Once the Shareholder has provided to the Borrower the amounts agreed to by virtue of the provisions of this Stipulation 2.3, such amounts shall constitute Subordinated Debt from the Shareholder to the Borrower and shall at all times be subject to the terms and conditions established in section 2.3.2 below. Therefore, the contents of this section 2.3 must be considered for all effects as a credit line in favor of the Borrower from the Shareholder for a maximum amount of ONE BILLION EIGHTY-THREE MILLION TWO HUNDRED SEVENTY-SEVEN THOUSAND THREE HUNDRED TWELVE EUROS AND FIFTY-TWO CENTIMES (€ 1,083,277,312.52), and furnished through Tranche B of the ACCIONA Finance Agreement.

2.3.2	Terms of the Subordinated Debt.

2.3.2.1	Subordination

The Shareholder, the Borrower, and the Secured Creditors expressly agree to configure the legal arrangements of the Subordinated Debt in such a way that it approximates as much as possible the legal arrangements of the stake in the Borrower’s capital stock, regarding (i) reimbursement to the Shareholder of the contributions made to the Borrower, and (ii) the rank and priority of the Shareholder’s credits.

To that end, the Shareholder’s credit rights arising from the Subordinated Debt are subject to the legal arrangements provided for in the following sections.

2.3.2.2   Prebankruptcy Subordination Clause. Conditions Precedent for Reimbursement.

The Creditor’s rights to collect any amounts for any reason (including regular and overdue principal and interest) by virtue of the Subordinated Debt, and related obligations of the Borrower to pay such amounts to the Shareholder are subordinated to the obligations contracted by the Borrower by virtue of the Finance Agreement and the Interest Rate Hedge Agreements with respect to the counterparts of said agreements, such that in any event:

(a)	Payment of principal and interest from the Subordinated Debt shall be made by the Borrower in accordance with the provisions of sections 24.5.8 and 24.5.9 of the Finance Agreement, the terms of which shall take precedence over the provisions of this agreement.

(b)	In the event of (i) nonpayment of any amount arising from the Finance Agreement and/or the Interest Rate Hedge Agreements, or (ii) the Borrower’s subjection to any bankruptcy proceedings and/or (iii) early expiration of the Finance Agreement and/or the Interest Rate Hedge Agreements, the Shareholder shall not have any right to receive payment from the Borrower until all amounts owed to the Secured Creditors have been paid by virtue of the Finance Agreement and under the Interest Rate Hedge Agreements.

(c)	If the Lending Institutions have received partial payment of the amounts owed under the Finance Agreement as a result of having exercised any legal, judicial or extrajudicial rights or actions against the Borrower or any third party, or having demanded payment of any surety in their favor, the Shareholder shall not have any right to receive payment from the Borrower until all amounts owed to the Secured Creditors have been paid by virtue of the Finance Agreement. The same arrangements shall apply to the Providers of the Derivative Agreement, regarding the Interest Rate Hedge Agreements.

(d)	The Shareholder may not receive any amount under this Agreement from the moment it is no longer a Shareholder of the Borrower.

2.3.2.3   Waiver of Rights and Legal Actions against the Borrower.

The Shareholder waives any rights and legal actions (judicial or extrajudicial) against the Borrower for the purpose of claiming amounts or rescinding this Agreement, or declaring its early expiration, without prior express and written consent from all Secured Creditors, acting unanimously, as principal beneficiaries of the subordination agreed to by the Shareholder.

Legal actions taken by the Shareholder against the Borrower without prior authorization from all the Secured Creditors can be challenged or opposed by the Borrower or the Secured Creditors against the Shareholder in court or out of court, as deemed most appropriate.

2.3.2.4   Waiver of Novation or Modification of Subordinated Debt.

The Borrower and ACCIONA waive the right to novation or modification of the Subordinated Debt, or to the verbal and undocumented agreement to novation or modification thereof, without prior express written consent from all the Secured Creditors, acting unanimously, as principal beneficiaries of the subordination agreed to by the Shareholder.

2.3.2.5   Denial of Authorizations by the Secured Creditors

Noncompliance with the conditions established in stipulation 2.3.2.2 above shall be just cause, among other possible ones, for the Secured Creditors to deny the authorizations required in stipulations 2.3.2.3 and 2.3.2.4.

2.3.2.6   Bankruptcy Subordination Agreement.

In the event that the Borrower is declared bankrupt, the Subordinated Debt shall remain subordinated to all other common and privileged creditors of the Borrower, in accordance with the provisions of Article 92.2 of Bankruptcy Law 22 of July 9, 2003.

2.3.2.7 Amortization of the Subordinated Debt.

(a) Regular Amortization

The Borrower may amortize the Subordinated Debt and reimburse all amounts owed by virtue of this Agreement on December 31, 2012 (“Final Maturity Date”) provided that the conditions set forth in stipulation 2.3.2.2 above have been met.

(b) Voluntary Early Amortization

This Subordinated Debt may only be amortized early in accordance with the provisions of section 2.3.2.2 above.

2.3.2.8 Accrual of Interest

The Subordinated Debt shall bear interest in favor of the Shareholder until it is totally reimbursed.

Interest shall accrue daily. Interest shall be calculated based on one (1) year of 360 days, and for calendar days actually transpired in each Interest Period, including the first day and excluding the last.

2.3.2.9    Division of the Subordinated Debt into Interest Periods

For the purposes of calculating the interest, the time between the date of signing of this Agreement and the Final Maturity Date shall be considered as divided into successive interest periods.

(a)	Length of Interest Periods. The length of the interest periods shall be 12 calendar months.

(b)	Termination of an Interest Period on a non-Business Day. To calculate the length of an interest period, if the last day is not a Business Day, expiration shall be the first Business Day immediately following, except if it is in a different month, in which case the interest period shall expire on the Business Day immediately before.

(c)	Adjustment. On the Final Maturity Date all current Interest Periods shall end.

2.3.2.10 Interest Rate

The interest rate applicable to each interest period shall be 4% annually.

2.3.2.11    Determination and Payment of Interest.

Accrued interest due and payable shall be capitalized as higher principal of the Subordinated Loan. In no case shall interest be credited in any other way or form.

2.3.2.12 Payments

All payments (including payment of interest from capitalization) that must be made on a day that is not a Business Day shall be made on the following Business Day.

2.3.2.13 Prohibition against Offsetting

The Shareholder expressly waives for the collection of any amounts owed by the Borrower by offsetting against any amounts owed by the Shareholder to the Borrower.

2.3.2.14 Obligation to Refund Payments

In the event that the Shareholder receives any payment from the Borrower by virtue of this Agreement and it was not due or owed because of noncompliance with the conditions set forth in stipulation 2.3.2.2 above, the Shareholder undertakes to immediately reimburse Borrower for the amounts paid by the latter.

Without prejudice to the above, Borrower may recover or claim from the Shareholder any amounts that have been paid before fulfilling the conditions set forth in stipulation 2.3.2.2 above, in accordance with Article 1121 of the Civil Code.

2.3.2.15 Transfer

(a) Prohibition against Transfer by the Borrower

The Borrower may not transfer or encumber its rights or obligations arising from this Agreement beyond the provisions of the Financing Documents.

(b) Prohibition against Transfer by the Shareholder

The Shareholder may not transfer or encumber its rights or obligations arising from this Agreement beyond the provisions of the Financing Documents.

2.3.2.16 Conversion to Total or Partial Participatory Loan

Novation of the Subordinated Debt so that all or part of it can be qualified as a participatory loan shall not require the consent of the Secured Creditors.

The Subordinated Debt converted to a participatory loan may have a maturity period sooner than what is provided for in stipulation 2.3.2.7 above, with the understanding that (i) the setting of said maturity date shall be understood to be without prejudice to the provisions of Stipulation 2.3 and (ii) that upon maturity of the participatory loan the outstanding amounts to be paid shall be considered again for all purposes to be Subordinated Debt subject to all the terms specified in this agreement.

2.4	New Subordinated Debt Contributions.

All the Parties agree that any contributions that the Shareholder makes to the Borrower, that are not intended for payment of the tax credits referred to in section 2.1 of this Agreement, shall necessarily be understood to be Subordinated Debt and shall be governed by the provisions of section 2.3 above, excluding contributions for other reasons except for contributions made by virtue of capital underwriting. In the event that the Shareholder wishes to make contributions to the Borrower other than for Subordinated Debt or capital, it must have the prior express consent of the Secured Creditors, acting unanimously.

2.5	Common Rules for Fund Contributions.

Contributions of funds governed by this Stipulation 2 shall follow the rules below:

2.5.1	Contribution Period. The Shareholder may make these contributions to the Borrower in accordance with the provisions of this Agreement, without the need for prior authorization from the Lending Institutions or the Borrower. The Shareholder may not excuse its noncompliance because of lack of information regarding the status of the Borrower’s accounts or the scope of the Borrower’s obligations to the Lending Institutions.

2.5.2	Liability for Delay. Delay in payment by the Shareholder of its payment obligations under this Agreement shall result in the application of default interest on unpaid amounts as of the date on which the Shareholder is supposed to make payment, and shall be calculated and settled in accordance with the provisions of stipulation 16 of the Finance Agreement, which all the parties declare that they understand.

2.5.3	Credit Account in Current Account and Cash Payment. Any funds that are made available to the Borrower by virtue of this stipulation 2 must be made in cash into the Credit Account in the Current Account.

2.5.4	Prohibition against Offsetting. Obligations to contribute funds may not in any case be satisfied by credit offsetting.

2.5.5	Increase in Expenses and Taxes. The amounts referred to in this Stipulation 2 must be increased by the amounts needed to cover expenses and taxes that may accrue as a result of making contributions to the Borrower, in such a way that the Shareholder contributes the amounts owed as though there were no deduction, withholding, tax, fee, or expense at all.

2.5.6	Pledging. The Shareholder agrees that the Borrower may pledge its credit rights with the Shareholder arising from this Agreement in favor of the Lending Institutions of the Finance Agreement and the Derivative Providers for the Interest Rate Hedge Agreements contracted by the Borrower in order to ensure complete fulfillment of all the Secured Obligations assumed with the aforementioned Secured Creditors. Because of the pledge and in representation of all the aforementioned Secured Creditors, the Agent acting for and on behalf of the aforementioned Secured Creditors, may claim payment directly from the Shareholder to the Borrower of any amount owed by virtue of this Agreement and/or in exercise of its rights as pledging creditor, may designate, in execution, a current account in the Agent’s name in which the corresponding disbursements shall be made. Payment by the Shareholder, in execution of the pledge, to the account opened in the name of the Agent shall fully release it with respect to the Borrower.

By this Agreement the Shareholder is notified of the pledge in favor of the aforementioned Secured Creditors about the credit rights in favor of the Borrower by virtue of this Shareholder Support Agreement.

THREE.        LIFE OF THE AGREEMENTS. AUTOMATIC SUBROGATION

The commitments assumed by the Shareholder under this Agreement shall remain in force for as long as all the obligations assumed by the Borrower with the Creditors under the Finance Agreement and under the rest of the Financing Documents have not been settled.

The Parties agree that transfer by any Creditor of its rights and obligations under the Finance Agreements shall involve the automatic subrogation of the assignee in the contractual position held by the assignor Creditor in this Agreement.

By signing this Agreement all the Parties hereto expressly waive in reciprocal benefit any right of revocation that may assist them under the provisions of Article 1,257 of the Civil Code.

FOUR.- EXECUTORY INSTRUMENT

Pursuant to the provisions of Articles 572.2 and others of the Civil Procedure Act, for the purposes of ensuring the full obligation to pay the debt of any of the Parties under this Agreement, they agree:

(a)	In the event that the Borrower or the Lending Institutions, in their capacity as beneficiaries of the agreements, and pledging creditors decide to exercise the regular executive procedure provided in Article 517 of Civil Procedure Law 1 of January 7, 2000, it is expressly agreed by the parties hereto for the purposes specified in Articles 572 and 573 of the aforementioned Law that settlement to determine the quantity owed by Shareholder shall be done by the Agent in accordance with the provisions of Stipulation Two of this Agreement.

(b)	Therefore, in exercising the executive action it shall be sufficient to submit this Agreement to the public accompanied by a certification issued by the Agent or Borrower stating that the debt has been settled in the manner agreed to by the parties hereto. The certification or certifications shall be incorporated in an Notarial Certificate or shall be made by a Notary.

(c)	This Agreement shall be an executory instrument submitted to the public in accordance with the provisions of Article 517.2.4.

FIVE.- DOMICILES FOR THE PURPOSE OF NOTICES.

5.1 Notices.

For the purpose of notices it is agreed that, except as otherwise expressly provided herein, any means may be used to ensure that there is proof of delivery and receipt, with due notification considered complete upon receipt, with enough advance time in each instance, of a certified letter with acknowledgement of receipt or telegram with acknowledgement of receipt addressed to the respective domiciles that are indicated below, or, if urgent, in the same manner by fax sent to the fax numbers, even if in this last instance confirmation must be made by another means in writing within 5 days thereafter.

Any change or modification in the domiciles or fax numbers indicated in the above section must be communicated to the Agent, who shall send it to the other parties by any of the means indicated above, and said change or modification shall not take effect if the Agent has not acknowledged receipt.

5.2. Domiciles and Fax Numbers

Pursuant to the provisions in the above section, for the purposes of making requests and sending or receiving notices or communications, whether judicial or extrajudicial, the parties specify the following as domiciles and fax numbers:

• For the Borrower:

FINANZAS DOS, S.A.

CONTACT INFORMATION

Contact for purposes of	Juan Gallardo / José Angel Tejero
sending documentation:

Address where the	Avda. Europa, 18
documentation is to be	Parque Empresarial La Moraleja
sent:	28108 Alcobendas
Madrid

Telephone:	91 663 2355

Fax:	91 663 2929

E-Mail:

• For the Shareholder:

ACCIONA, S.A.

CONTACT INFORMATION

Contact for purposes of	Juan Gallardo / José Ángel Tejero
sending documentation:

Address where the	Avda. Europa, 18
documentation is to be	Parque Empresarial La Moraleja
sent:	28108 Alcobendas
Madrid

Telephone:	91 663 2355

Fax:	91 663 2929

E-Mail:

• For the Lending Institutions

BANCO SANTANDER CENTRAL HISPANO, S.A.
DOCUMENTATION

Contact for purposes of	Raúl Osuna Menéndez / Inés García Revilla
sending documentation:

Address where the	Área Soluciones de Financiación
documentation is to be	Ciudad Grupo Santander

sent:	Edificio Amazonia 2ª Planta
28660 Boadilla del Monte (Madrid)

Telephone:	91 289 12 59 / 91 289 31 88

Fax:	91 257 16 17

E-Mail:	rosuna@gruposantander.com / inegarcia@gruposantander.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	José Manuel Llorente / Pedro de Miguel / Maribel Centeno

Address:	Ciudad Grupo Santander, Edificio Marisma Planta Baja
28660 Boadilla del Monte – Madrid

Telephone:	91 289 30 12 / 91 289 30 13 / 91 289 47 89

Fax:	91 257 11 64 / 91 257 11 65 / 91 257 10 86 / 91 257 16 36

E-Mail:	Backofficesindicados.madrid@sinvest.es
josmllorente@gruposantander.com
micenteno@gruposantander.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	Banco Santander Central Hispano S.A.

SWIFT Code	BSCHESMM

OMF	0049

                                                               BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
DOCUMENTATION

Contact for purposes of	Iñigo Solaun Gonzalez / Celina Carvajal Fernandez
sending documentation:

Address where the	Calle Alcalá, 16 – 4º, 28014 Madrid, Spain
documentation is to be
sent:

Telephone:	91-374-73-74 / 91-537-83-14

Fax:	91-537-05-66

E-Mail:	inigo.solaun@grupobbva,com / ccarvajal@grupobbva.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Javier Granero / María González

Address:	BBVA – Administración Mercado de Capitales
Vía de los Poblados s/n, 4º Planta
28033 Madrid,
Spain

Telephone:	91-374-73-74 / 91-537-83-14

Fax:	91-374-41-40 / 91-537-09-47

E-Mail:	jgranero@grupobbva.com / mdgonzalez@grupobbva.com /

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

Account No. (OMF):	0182

SWIFT Code	BBVAESMM

BNP PARIBAS, Spain Branch
DOCUMENTATION

Contact for purposes of	Jose Gefaell / Jose Serrano-Suñer / Carolina Torres
sending documentation:

Address where the	Calle Ribera del Loira 28, 4ª planta Madrid 28042
documentation is to be
sent:

Telephone:	91 388 80 25 / 80 26 / 80 38

Fax:	91 388 80 50

E-Mail:	Jose.gefaell@bnpparibas.com / Jose-serrano-suner@bnpparibas.com /
Carolina.torres@bnpparibas.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Alberto Sanchez / Elena García Juarez

Address:	Ribera del Loira, 28 2ª PLANTA 28042 MADRID

Telephone:	91 388 80 25 / 80 26 / 80 38

Fax:	91 388 80 99

E-Mail:	Alberto.sanchez@bnpparibas.com
Elena.garciajuarez@bnpparibas.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	BNP PARIBAS BRANCH IN SPAIN

Account No. (OMF):	0149

SWIFT Code	BNPAESMS

CALYON, Spain Branch
DOCUMENTATION

Contact for purposes of	Rolando Menor Aguilera / Isabel López Fernández
sending documentation:

Address where the	Paseo de la Castellana, número 1
documentation is to be
sent:

Telephone:	91.432.75.85

Fax:	91.43275.08

E-Mail:	isabel.lopez@es.calyon.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Mª Teresa García García / Ana Isabel Avila Tobar

Address:

Telephone:	91.432.73.85 / 91.432.72.75

Fax:	91.432.73.85 / 91.432.72.75

E-Mail:	maite.garcia@es.calyon.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	Calyon, Branch in Spain

Account No. (OMF):	0154 0001 95 9999999100

SWIFT Code	BSUIESMM

THE ROYAL BANK OF SCOTLAND PLC
DOCUMENTATION

Contact for purposes of	Lucia Rodríguez Bartolomé
sending documentation:

Address where the	Edificio Serrano 49, C/ José Ortega y Gasset, 7, 28006 Madrid

documentation is to be
sent:

Telephone:	+34 91 438 5175

Fax:	+34 91 438 5307

E-Mail:	Lucia.rodriguez-bartolome@rbos.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Henny de Lathauwer

Address:	Edificio Serrano 49, C/ José Ortega y Gasset, 7, 28006 Madrid

Telephone:	+34 91 438 5129

Fax:	+34 91 438 5307

E-Mail:	Henny.delathauwer@rbos.com / RBSMadrid-
MiddleOffice@rbos.com

For operational matters, please always copy to:

Name:	Georgina Chave

Address:	2 ½ Devonshire Square London, EC2M 4BB

Telephone:	+44 207 672 6340

Fax:	+44 207 615 0153

E-Mail:	Georgina.chave@rbos.com
GBMLendingOpsEuropeanCommercial@rbos.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	Royal Bank of Scotland, London

Account No. (OMF):

SWIFT Code	RBOSGB2LGL O – Royal Bank of Scotland GLO, London

IBAN	GB29RBOS16107010091313

BANCA IMI S.P.A.
DOCUMENTATION

Contact for purposes of	Valentina Valente
sending documentation:	Giacomo Cerri

Address where the	Corso Matteotti, 6 20121 Milano

documentation is to be
sent:

Telephone:	+39 02 7751 2434 / +39 02 7751 2686

Fax:	+39 02 7751 2442

E-Mail:	valentina.valente@bancaimi.it / giacomo.cerri@bancaimi.it

CONTACTS FOR OPERATIONAL MATTERS

Name:	Riccardo Lamanna

Address:	Corso Matteotti, 6 20121 Milano

Telephone:	+39 02 7751 2413

Fax:	+39 02 7751 92413

E-Mail:	riccardo.lamanna@bancaimi.it

Copy to:

Name:	Andrea Barbaglio

Address:	Corso Matteotti, 6 20121 Milano

Telephone:	+39 02 7751 2350

Fax:	+39 02 7751 2393

E-Mail:	andrea.barbaglio@bancaimi.it

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	Banca IMI S.p.A.

SWIFT Code	IMIT IT MM

                                                       NATEXIS BANQUES POPULAIRES, Spain Branch
DOCUMENTATION

Contact for purposes of	Ricardo Teissiere
sending documentation:

Address where the	Paseo de Recoletos 7-9 // 28004 Madrid / España
documentation is to be
sent:

Telephone:	34 91 837 47 54

Fax:	34 91 837 47 81

E-Mail: Ricardo.teissiere@es.nxbp.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Esther Campos / Karine Rodríguez

Address:	Paseo de Recoletos 7-9 // 28004 Madrid

Telephone:	34 91 837 47 25 /20

Fax:	34 91 837 47 80

E-Mail:	natexis@es.nxbp.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Name of Institution:	Cuenta Tesorera BdE // ESPBESMM for international payments

BIC	BFCEESMM

IBAN	ES18 9000 0001 2000 141

Account Number	1479

SIX.- JURISDICTION

Waiving their own jurisdictions, if any, the parties hereto expressly submit themselves to the Courts and Tribunals of the City of Madrid for all questions that may arise on the validity, interpretation, or performance of this Agreement.

For any proceedings for which the above jurisdiction is not effective or valid, jurisdiction shall be determined according to the legal rules applicable in each case. Nevertheless, in order to avoid later uncertainties and to facilitate the determination of the competent court, the parties agree that the place where this Agreement was made shall be the place where it was entered into; that the place of fulfillment shall be the place indicated for the Borrower to pay the Lending Institutions the amounts owed according to the Finance Agreement; and that the domicile for each of the parties shall be the place indicated in Stipulation 5 above.

SEVEN.- APPLICABLE LAW

This Agreement shall be governed and interpreted in accordance with Spanish laws.

EIGHT.- CANCELLATION OF THE AGREEMENT

The Borrower undertakes not to cancel or terminate Tranche B of the ACCIONA Finance Agreement by amortizing all the amounts pending payment by the Borrower without prior consent from all the lending institutions that are parties to the Finance Agreement in their capacity as beneficiaries of the guarantee represented by the ACCIONA Finance Agreement for the Borrower.

NINE.- PUBLIC DOCUMENT

In this same act the parties make public this Agreement in an instrument authenticated by the Madrid Notary, Mr. José Miguel García Lombardía, so that all the amounts owed have the standing of executory instrument, for all the effects specified in Articles 517.2.4 and 572 to 574 of the Civil Procedure Law and any and all other applicable legal provisions.

The parties having agreed to and approved the contents of this Agreement as it has been drawn up, issued for one purpose in a single copy to be made public, comprising [ ] pages written only on their front side, they agree to sign only under their corresponding titles.

The Shareholder

For ACCIONA, S.A

/s/ Valentin Francisco Montoya Moya	/s/ Juan Gallardo Cruces
Signed: Mr. Valentín Francisco Montoya	Signed: Mr. Juan Gallardo Cruces
Moya

The Borrower,

For FINANZAS DOS, S.A

/s/ José Ángel Tejero Santos	/s/ Juan Gallardo Cruces
Signed: Mr. José Ángel Tejero Santos	Signed: Mr. Juan Gallardo Cruces

The Lending Institutions:

For BANCO SANTANDER CENTRAL HISPANO, S.A:

/s/ Manuel Pérez Peral	/s/ Ignacio Domínguez-Adame Bozzano
Signed: Mr. Manuel Pérez Peral	Signed: Mr. Ignacio Domínguez-Adame
Bozzano

For BNP PARIBAS Spain Branch

/s/ José Gefaell Chamochin	/s/ José Serrano-Suñer de Hoyos
Signed: Mr. José Gefaell Chamochin	Signed: Mr. José Serrano-Suñer de Hoyos

For THE ROYAL BANK OF SCOTLAND, PLC

/s/ José Maria Arana Arbide	/s/ Francisco Javier Sierra Sopranis
Signed: Mr. José Maria Arana Arbide	Signed: Mr. Francisco Javier Sierra Sopranis

For CALYON, Spain Branch:

/s/ Rolando Menor Aguilera	/s/ Javier Álvarez-Rendueles Villar
Signed: Mr. Rolando Menor Aguilera	Signed: Mr. Javier Álvarez-Rendueles Villar

For BANCO BILBAO VIZCAYA ARGENTARIA, S.A:

/s/ Fernando Vázquez de la Puerta	/s/ Juan Gortazar Sánchez-Torres
Signed: Mr. Fernando Vázquez de la Puerta	Signed: Mr. Juan Gortazar Sánchez-Torres

For BANCA IMI S.P.A.:

/s/ José Guardo Galdón
Signed: Mr. José Guardo Galdón

For NATEXIS BANQUES POPULAIRES, Spain Branch:

/s/ Ricardo Teissiere Carrión	/s/ José Luís Sánchez García
Signed: Mr. Ricardo Teissiere Carrión	Signed: Mr. José Luís Sánchez García